UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 1, 2023

Date of Report (Date of earliest event reported)

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On June 5, 2023 (the “Petition Date”), HTG Molecular Diagnostics, Inc. (the “Company”) filed a voluntary petition (Case No. 23-10732) for relief under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such case, the “Case”). The Company will operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To facilitate its ability to continue operating in the ordinary course of business, the Company has filed with the Court motions seeking a variety of “first-day” relief (collectively, “First-Day Motions”). Additional information about the Case, including access to Court documents, is available from the Court, via the office of the clerk.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Case constituted an event of default that accelerated all of the Company’s obligations under the Company’s Loan and Security Agreement, dated June 24, 2020, as amended, with Silicon Valley Bank, N.A., a division of First-Citizens Bank and Trust Company (“Loan Agreement”), comprising an outstanding principal amount of $2,687,255, together with accrued interest and all applicable fees and other financial obligations.

The filing of the Case automatically stayed most actions against the Company. Subject to certain exceptions under the Code, the filing of the Case also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Company or its properties to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over properties of the Company’s bankruptcy estates, unless and until the Court modifies or lifts the automatic stay as to any such claim or the stay is otherwise terminated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, the Company notified Byron T. Lawson, Senior Vice President and Chief Commercial Officer of the Company, of his termination of employment, effective June 2, 2023.

In connection with his termination of employment, the Company has entered into a consulting agreement with Mr. Lawson pursuant to which Mr. Lawson has agreed to provide transition services to the Company for a period anticipated to be one month, in exchange for approximately $23,000.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the ability of the Company to operate its business in the ordinary course while the Case is pending. Words such as “objective,” “seek,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements contained in this report as a result of various risks and uncertainties, including risks associated with whether the Court grants the First-Day Motions; the Company’s exposure to litigation; hesitancy or unwillingness of the Company’s customers to continue to do business with, and hesitancy or unwillingness of new customers to do business with, the Company as a result of the Case; and risks related to the Company’s financial position, including its access to sufficient operating capital during the pendency of the Case. These and other factors are described in greater detail in the Company’s filings with the Securities and Exchange Commission (SEC), including under the “Risk Factors” heading of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on May 10, 2023. All forward-looking statements contained in this report speak only as of the date on which they were made, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: June 5, 2023	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
SVP and Chief Financial Officer